Exhibit 10.02
                           CHANGE OF CONTROL AGREEMENT
                                 Amendment No. 1



         Pursuant to Section 7(c) of the Change of Control Agreement ("Agreement") by and between _______________, an individual (the "Executive"), and Magnetek, Inc., a Delaware corporation (the "Company"), the Agreement is hereby amended as follows, effective as of January 5, 2007.

     1. Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(5)     Golden Parachute Tax

                           (a) In the event that the Value (as hereinafter
defined) attributable to the payments and benefits provided in Section 2 above ("Agreement Payments"), in combination with the Value attributable to other payments or benefits in the nature of compensation to or for the benefit of the Executive (including but not limited to the value attributable to accelerated vesting of options or other equity or non-equity incentive compensation awards and, collectively with Agreement Payments, "Payments"), would constitute an "excess parachute payment" (within the meaning of Section 280G of the Code) such that the excise tax of Section 4999 of the Code (the "Excise Tax") is imposed on the Executive, the Company shall provide to the Executive (either directly or through payment of taxes via required withholding), in cash, an additional payment (the "Gross-up Payment") such that the net amount retained by the Executive from the Payments and the Gross-up Payment, after reduction for any Excise Tax upon the Payments and any federal, state and local income and employment taxes and Excise Tax on the Gross-up Payment, and any interest, penalties or additions to tax payable by Executive with respect thereto, shall be equal to the Payments at the time such Payments are to be made.

                           (b) For purposes of this Section 5, the Company and
the Executive hereby irrevocably appoint the persons who constituted the Compensation Committee of the Board immediately prior to a Change of Control, or a three person panel named by a majority of them, as arbitrators (the "Arbitrators") to make all determinations required under this Section 5, including but not limited to the Value of all Payments (and the components thereof). For purposes of this Section 5, "Value" shall mean value as determined by the Arbitrators applying the valuation procedures and methodologies established pursuant to the Code section or sections applicable to "excess parachute payments," including any interpretive guidance (whether or not binding) as the Arbitrators determine appropriate. The determinations of the Arbitrators shall be final and binding on both the Company and the Executive, and their successors, assignees, heirs and beneficiaries, for purposes of determining the amount payable under this Section 5. All fees and expenses of the Arbitrators (including attorneys' and accountants' fees) shall be borne by the Company. The arbitrators will be compensated, to the extent they are not then members of the Board's Compensation Committee, at the rates at which they would have been compensated for their work as Committee members in effect immediately prior to the Change of Control Date."

         2. Section 7(g) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(g) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law."

         3. Except as modified hereby, the Agreement, shall remain in full force and effect and unmodified.


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         IN WITNESS WHEREOF, the Company, by a duly authorized officer of each, and the Executive have each executed this Amendment No. 1 as of January 5, 2007.


                                        MAGNETEK, INC.


                                        By: __________________________________

                                        Title: _________________________________



                                        EXECUTIVE


                                        ---------------------------------------
                                        [Name]



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